Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statements (Form S-1 Nos. 333-213421, 333-217169, 333-217680 and 333-226959) of AmpliPhi Biosciences Corporation
(2)	Registration Statement (Form S-3 No. 333-210974) of AmpliPhi Biosciences Corporation
(3)	Registration Statement (Form S-8 No. 333-203455) pertaining to the 2012 Stock Incentive Plan and 2013 Stock Incentive Plan,
(4)	Registration Statement (Form S-8 No. 333-221564) pertaining to the AmpliPhi Biosciences Corporation 2016 Equity Incentive Plan, and
(5)

Registration Statements (Form S-8 Nos. 333-212183, 333-217563,  333-223987 and 333-232058) pertaining to the Armata Pharmaceuticals, Inc. 2016 Employee Stock Purchase Plan, Armata Pharmaceuticals, Inc. 2016 Equity Incentive Plan, C3J Jian, Inc. Amended 2006 Stock Option Plan, and C3J Therapeutics, Inc. 2016 Stock Plan;

of our report dated March 25,  2019, with respect to the 2018 and 2017 consolidated financial statements of C3J Therapeutics, Inc. incorporated by reference in this Current Report on Form 8-K/A from the Definitive Proxy Statement on Schedule 14A of Armata Pharmaceuticals, Inc. (formerly known as AmpliPhi Biosciences Corporation), filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Diego, California

July 24, 2019